UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2009

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

On March 6, 2009, TradeStation Group, Inc. (the "Company") orally notified The Nasdaq Stock Market, and the filing of this report constitutes formal notification to The Nasdaq Stock Market, that, as a result of the retirement on March 6, 2009 of one of its independent directors (which is further desrcibed in Item 5.02(b) below), the Company is no longer in compliance with NASDAQ Rule 4350(c), which requires that a majority of the Board of Directors be comprised of independent directors (the Company's Board of Directors is now comprised of 3 independent directors and 3 directors who do not qualify as independent, as defined by the Securities and Exchange Commission and The NASDAQ Stock Market listing standards). Under The NASDAQ Stock Market listing standards, the Company has 180 days to cure its non-compliance and the Company intends to cure this issue at or before the annual meeting of shareholders of the Company currently scheduled to be held on June 2, 2009 (the "Annual Meeting") as discussed in Item 5.02(b) below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 5, 2009, both William R. Cruz and Ralph L. Cruz, the Co-Chairmen the Board of Directors of TradeStation Group, Inc. (the "Company"), informed the Company that, due to various business and personal commitments, they would not stand for re-election to the Company's Board of Directors at the Annual Meeting. Neither of the Cruzes had any disagreement with the Company or its management or the Board of Directors and both will serve out their terms on the Board of Directors until the Annual Meeting.

On March 6, 2009, Stephen C. Richards, a member of the audit committee and the compensation committee of the Board of Directors, informed the Company that, for personal reasons, he would not stand for re-election to the Company's Board of Directors and was retiring from the Company's Board of Directors effective March 6, 2009. Mr. Richards did not have any disagreement with the Company or its management or the Board of Directors.

At a meeting held on March 9, 2009, the Board of Directors appointed Denise Dickins to replace Mr. Richards on the compensation committee of the Board of Directors and appointed Charles F. Wright to replace Mr. Richards on the audit committee of the Board of Directors. At that same meeting, the Board of Directors, based on the recommendations of the Nominating Committee of the Board of Directors, authorized a reduction, to be effective as of the date of the Annual Meeting, of the number of members comprising the Board of Directors from seven members to five members, selected the four remaining incumbent directors (Denise Dickins, Michael W. Fipps, Salomon Sredni and Charles F. Wright, all of whom (other than Salomon Sredni, the Company's Chief Executive Officer) qualify as independent, as defined by the Securities and Exchange Commission and The NASDAQ Stock Market listing standards) as four of the five nominees for election as directors at the Annual Meeting, and authorized the Nominating Committee to continue its efforts to identify and evaluate candidates to recommend to the Board to be the Board's fifth nominee for election as a director.

The Company intends to propose all five Board nominees for director in the Company's Proxy Statement to be distributed in connection with the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

March 10, 2009	By:	/s/ David H. Fleischman

Name: David H. Fleischman
Title: Chief Financial Officer